Exhibit 99.1

News Release

Contact:	David Siegel
Gensym Corporation
781-265-7100

Gensym Announces Kim Mayyasi as New President and CEO

BURLINGTON, Mass., August 30, 2004 — Gensym Corporation (OTC Bulletin Board: GNSM), a leading provider of mission-critical software and services for expert operations management, announced that Kim Mayyasi has today joined the company as its new president and CEO, replacing Lowell Hawkinson in those capacities. Mr. Mayyasi has also been appointed to Gensym’s board of directors. Mr. Hawkinson will continue with Gensym as Chairman of the Board and CTO.

“We are pleased to have Mr. Mayyasi take the leadership role at Gensym,” said Mr. Hawkinson. “His particular strengths in high-technology strategy, sales and marketing, and global operations will complement the technology and product strengths that have made Gensym a world leader in expert operations management.”

Prior to joining Gensym, Mr. Mayyasi served as CEO in both private and public high-technology companies. His recent experience includes CEO positions at Techmar, a global CRM company, and Vialog, the nation’s largest audio and web conferencing specialist. He also served as Managing Partner at Hill Holliday and as co-founder of the MSP Group, a pioneer in CRM. Mr. Mayyasi has a BSEE (MIT) and MBA in International Finance (American Graduate School of International Management).

“I am delighted to be joining the Gensym team,” said Mr. Mayyasi. “I welcome the opportunity to work with great people in a company with best-of-breed technology and world-class customers. I look forward to building upon Gensym’s track record of success and bringing it to its next level of success.”

About Gensym Corporation

Gensym Corporation (www.gensym.com) is a provider of software products and services that enable organizations to automate aspects of their operations that have historically required the direct attention of human experts. Gensym’s product and service offerings are all based on or relate to Gensym’s flagship product G2, which can emulate the reasoning of human experts as they assess, diagnose, and respond to unusual operating situations or as they seek to optimize operations. Gensym’s next generation of G2, version 8.0, which is fully compatible with the previous generation, was released in June 2004. The transition to the next generation of G2- based products is expected to be largely complete by the end of 2004.

With G2, organizations in manufacturing, communications, transportation, aerospace, and government maximize the performance and availability of their operations. For example, Fortune 1000 manufacturers such as Alcan, ExxonMobil, DuPont, El Paso, Eli Lilly, Ford, Hitachi, Lafarge, Procter & Gamble, and Toyota use G2 to help operators detect problems early and to provide advice that avoids off- specification production and unexpected shutdowns. Manufacturers and government agencies use G2 to optimize their supply chain and logistics operations, while communications companies such as AT&T, Ericsson, Motorola, and Nokia use G2 to troubleshoot network faults so that network availability and service levels are maximized. Gensym has numerous partners who help meet the specific needs of customers. Gensym and its partners deliver a range of services, including training, software support, application consulting and complete solutions. Through partners and through its direct sales force, Gensym serves customers worldwide.

Gensym and G2 are registered trademarks of Gensym Corporation. All other trademarks are property of their respective owners.

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to delays in the release of Gensym’s next generation of G2-based products, as well as other risks detailed in Gensym’s periodic reports and registration statements filed with the Securities and Exchange Commission. Although Gensym believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Gensym Corporation disclaims any intent or obligation to update any forward- looking statement.